Exhibit 10.1

THIS CONVERTIBLE SECURED PROMISSORY NOTE AND THE SECURITIES THAT MAY BE ISSUED UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR "BLUE SKY" LAWS (COLLECTIVELY, THE "ACTS"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF LESS IN COMPLIANCE WITH  RULE  144 UNDER THE SECURITIES ACT OR A EFFECTIVE  REGISTRATION  STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE LENDER SATISFACTORY TO PAYOR THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACTS OR RECEIPT OF A NO-ACTION LETTER FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION.

PROMISSORY NOTE

$500,000.00	Date: May 12, 2015	Denver, Colorado

THIS PROMISSORY NOTE ("Note") is entered into as of May 12, 2015 (the "Effective Date") by and between Clean Coal Technologies Inc., a Nevada corporation  ("Payor"), and CCTC Acquisition Partners LLC, a Colorado limited liability company ("Lender"). Payor and Lender are hereafter sometimes referred to individually as "Party" or collectively as "Parties."

Both Parties agree that there are significant advantages to the Parties entering into this Note and providing the Advances (as defined below) in order to commence the construction of Payor's demonstration plant in Oklahoma ("Demonstration  Plant") as soon as possible and funds advanced under this Note will be used for this purpose as provided herein.  The amounts borrowed under this Note are contemplated to be part of an interim step in connection with completing a financing transaction between Payor and Lender (the "Additional Financing"). The Additional Financing is subject to Payor, on the one hand, and Lender and its affiliate, Black Diamond Financial  Group LLC, on the other, completing definitive documentation that will provide for  the Additional Financing.  The Parties agree in good faith to negotiate final documents for this transaction to conclusion as soon as possible, but no later than June 15, 2015 (the "Additional Financing Transaction Date").

AGREEMENT

FOR VALUE RECEIVED and subject to receipt of the Initial Advance (defined below), Payor hereby promises to pay to the order of Lender the total dollar amount of FIVE HUNDRED THOUSAND and NO/l00 ($500,000.00) (the "Principal Amount"), together with interest on the then outstanding Principal Amount calculated from the date hereof in accordance with the provisions of this Note. The Principal Amount shall be funded by Lender in accordance with Section 2 hereof.

1.     Use of Proceeds.  Payor will use the Principal Amount primarily for the development of the Development Plan and for working capital needs.

2.     Advances.  Up to three separate  advances may be made by Lender to Payor in such amounts and on such dates as set forth below (collectively, the "Advances"), with the Initial Advance (as defined below) being made as of the Effective Date and the subsequent Advances being made at the discretion of Lender:

(i)     the Principal Amount shall be advanced on the Effective Date (the "Initial Advance");

(ii)    Up to FIVE HUNDRED THOUSAND DOLLARS ($500 ,000.00) shall be advanced on or before May 22, 2015 ("Second Advance"); and

(iii)   Up to FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) shall be advanced on or before June 5, 2015 (the "Final Advance").

The Second Advance and the Final Advance shall be on terms substantially  the same as the Initial Advance and evidenced by separate promissory notes.

3.      Interest. Interest on the then outstanding unpaid Principal Amount shall accrue at a monthly rate of 1.2% beginning on the Effective Date for the Initial Advance ("Interest"). Upon an Event of Default and as long as such Event of Default continues, the Interest on this Note for the then outstanding unpaid Principal Amount shall bear interest until paid at the lesser of (i) a monthly rate of 1.7% or (ii) the highest interest rate for which Payor may legally contract under applicable law.

4.      Payments. All payments of Interest and the Principal Amount will be in lawful money of the United States  of  America.  The then outstanding Principal Amount made by Lender to Payor and the accrued Interest thereon shall be payable in a single installment at the Maturity Date or shall be deemed paid in full and this Note shall be cancelled upon the required conversion of this Note as set forth in Section 6(a). Upon any such payment on the Maturity Date (as defined below) or conversion of the Note, the obligations of Payor under this Note shall be fully satisfied and the Note cancelled as contemplated by Section 13 hereof.  This Note may be prepaid at any time at the option of Payor.

5.      Security. As of the closing of the First Advance, Payor shall grant to Lender a first priority security interest in and to all of the right, title and interest of Payor in its equipment and the Demonstration Plant, which security interest shall be evidenced by a UCC filing reasonably acceptable to Lender. As of the closing of the Final Advance, Payor also shall grant to Lender a first priority security interest in and to all of the right, title and interest of Payor in its intellectual property (the "IP  Security, Interest"), which security interest shall be evidenced by a UCC filing reasonably acceptable to Lender.  In the event that the Additional Financing transaction is not consummated for any reason, then the IP Security Interest granted to Lender by Payor shall be cancelled and Lender agrees to take all necessary action to terminate and release such IP Security Interest as promptly as possible, but  in no event later than two business days following the Additional Financial Transaction Date. For the avoidance of doubt all security interests granted to Lender hereunder shall be cancelled immediately upon the conversion of all debt under this Note into equity securities of Payor or upon repayment of this Note.

6.      Conversion and Maturity Date.

(a)    Conversion. Upon consummation of the Additional Financing, the outstanding Principal Amount, plus the accrued interest thereon , shall automatically convert into a three year 12% convertible notes issued at 91% or par value or $910 per $1,000.00 note. The face amount of such note will be convertible during its term into units of Payor, with each unit consisting of one common share of Payor and one three-year share purchase warrant for a common share at a strike price of $.10 per share. Such conversion shall be calculated as though the aggregate dollar amount of the outstanding Principal Amount made and any accrued Interest thereon were a cash investment in the Payor 's securities to be sold in the Additional Financing.

(b)    Maturity Date. Except as provided in Section 7 hereof and unless earlier converted pursuant to Section 6(a), the outstanding Principal Amount made to Payor, plus the accrued Interest thereon, shall be due and payable by Payor to Lender on the six month anniversary of the date of this Note (the "Maturity Date"). If the Maturity Date shall fall on a holiday or weekend or other date in which  financial  institutions  are not open for business in New York, New York, then the Maturity Date shall be the next business day when such institutions are open for business.

7.      Failure to Close. Should the Parties fail to consummate the Additional Financing by the Additional Financing Transaction Date due to Payor consummating a financing transaction with an unaffiliated third party ("Termination Event"), then upon written notice of Lender (the "Acceleration  Notice") all of the then outstanding Principal Amount, plus accrued Interest thereon shall become immediately due and payable by Payor to Lender (the "Acceleration Payment").

8.      Break-up Fee. Upon the occurrence of a Termination Event, Payor agrees to pay Lender a break up fee of $ 100,000.00 and 1,000,000 fully paid shares of Payor common stock (the "Break -Up Fee"). The receipt of the Break-Up Fee is intended to be liquidated damages for Lender and, assuming payment of the Note as contemplated by Section 7 hereof , shall be the sole remedy available to Lender. The ability of Lender to receive the Break -Up Fee shall be contingent upon Lender satisfying each of the following (1) Lender satisfying its obligations under this Note, including making the Initial Advance contemplated  herein, and (2) Lender continuing to negotiate in good faith with Payor toward completing the Additional Financing. In the event that the Break-Up Fee is payable by Payor to Lender. then Lender shall have the right in the Acceleration Notice to require Payor deliver the $100,000 break-up fee in the form of a convertible note under the same terms as Section 6(a) above.

9.      Events of Default.

(a)    Definition.  For the purpose of this  Note, an "Event of Default" will be deemed to have occurred if:

(i)     Payor fails to pay within five (5) days after the Maturity Date or as contemplated by Section 7 hereof.

(ii)    Payor fails in any respect to perform or observe any other material provision contained in this Note and such failure continues for a period of fifteen (15) days after written notice by Lender of such failure:

(iii)   (A) Payor (1) makes an assignment for the benefit of creditors: or (2) files a petition or makes an application to any tribunal for the appointment of a custodian, trustee, receiver or liquidator, or commences any proceeding relating to Payor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction: or (B) an involuntary petition or application is filed, or any such proceeding is commenced, against Payor and either (x) Payor by any act indicates Payor 's approval thereof, consents thereto or acquiesces therein or (y) such petition, application or proceeding is not dismissed within sixty (60) days.

(b)    Consequences of Events of Default.

(i)     If an Event of Default (other than the type described in Section 7(a)(iii) hereof) occurs, Lender may declare, by written notice of an Event of Default given to Payor, the entire outstanding Principal Amount of this Note, together with all accrued, unpaid Interest thereon and any other amounts due hereunder , immediately due and payable, and Lender may otherwise exercise any and all rights as set forth in this Note.

(ii)    If an Event of Default of the type described in Section 7(a)(iii) hereof occurs, then all of the outstanding Principal Amount of this Note, together with all accrued , unpaid interest thereon and any other amounts due hereunder, shall automatically be immediately due and payable without any further action on the part of Lender, and Lender otherwise may exercise any and all rights as set forth in this Note.

10.    Representations and Warranties of Payor.  Payor hereby represents and warrants to Lender on the Effective Date and on the date of each Advance that:

(a)    Payor is a validly existing corporation under the laws of the State of Nevada and has the power and authority to execute and deliver this Note.

(b)    All action on the part of Payor necessary for the authorization of Payor to execute and deliver this Note has been taken. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by Payor in connection with the execution and delivery of this Note by Payor.

(c)    This Note has been duly executed by Payor and constitutes the legal, valid and binding obligation of Payor, enforceable against Payor in accordance with its terms, subject, as to enforcement of remedies, to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally.

(d)    Payor is not currently in negotiation  with any third parties, nor will Payor enter into any negotiations with any third parties, for funding the construction of the Demonstration Plant, unless and until the first to occur of either (i) one or more of the Advances are not made as contemplated by Section 2 hereof, (ii) the Parties cease good faith negotiations of definitive documentation for the Additional Financing or (iii) the failure to consummate the Additional Financing by the Additional Financing Transaction Date.

11.    Representations and Warranties of Lender.  By acceptance of this Note, Lender hereby represents and warrants to Payor on the Effective Date and on the date of each Advance that:

(a)    Lender is a validly existing limited liability company under the laws of the State of [Colorado] and has the power and authority to execute and deliver this Note.

(b)    All action on the part of Lender necessary for the authorization of Lender execute and deliver this Note has been taken.  No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by Lender in connection with the execution and delivery of this Note by Lender.

(c)    This Note has been duly executed by Lender and constitutes the legal, valid and binding obligation of Lender, enforceable against Lender in accordance with its terms, subject, as to enforcement of remedies, to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally.

(d)    Other than the conversion contemplated by Section 6(a) hereof, it is the present intention of Lender to acquire the Note for Lender 's own account and that the Note is being or will be acquired by Lender for the purpose of making the loan and not with a view to distribution.

(e)    Lender understands that the information provided by Lender and its members in connection with this Note are being relied upon by Payor for an exemption under federal and state securities laws. All information Lender has provided to Payor is correct and complete as of the date set forth on the signature page hereof and if there should be any adverse change in such information, Lender shall immediately provide Payor with such updated information.

(f)     Lender and each of its members is an  "accredited  investor" as defined in the regulations of the U.S. Securities and Exchange Commission pursuant to the Securities Act.  No "Bad Actor" disqualifying event described in Rule 506(d)( l )(i) to (viii) of the Securities Act is applicable to Lender, its members or any of their respective affiliates.

(g)    Lender acknowledges that it has received and reviewed the business and financial information that it deemed necessary to make this loan to Payor.

(h)    Lender has sought such accounting, legal and tax advice as Lender has considered necessary to make an informed decision with respect to the making of the loan, and Lender has taken all the steps it deems necessary to evaluate the merits and risks of making the loan to Payor.

(i)     Lender is not making the loan to Payor as a result of any advertisement, article, notice or other communication regarding Payor published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement or general solicitation.

(j)     Lender acknowledges that no representations or warranties have been made to Lender by Payor, or any officer, employee , agent, affiliate or subsidiary of Payor other than the representations contained in this Note, and in making the loan to Payor hereunder, Lender is not relying upon any representations.

(k)    Lender and each of its members have the financial ability to bear the economic risk of Lender 's loan, including but not limited to a total loss of the principal loaned to Payor and limited transferability of the Note, and Lender has adequate means for providing for Lender 's current needs and personal contingencies and Lender has no need for liquidity with respect to the loan made to Payor.

(l)     Lender acknowledges that Payor 's business is speculative and has not commenced commercial operations and repayment of this Note will be based on Payor 's ability to establish the commercial viability of its technology among other matters . Lender further understands that (i) its loan to Payor involves a high degree of risk , (ii) no representation is being made as to the business or prospects of Payor. (iii) no representation is being made as to any projections or estimates delivered to or made available to Lender (or any of Lender 's affiliates or representatives) of Payor future assets, liabilities, stockholders' equity, regulatory capital ratios, net interest income, net income or any component of any of the foregoing or any ratios derived therefrom and (iv)   there is no assurance that Payor 's technology will test and work as contemplated or that it will be commercially viable.

(m)   Lender and its manager have carefully considered and have, to the extent Lender believes such discussion necessary, discussed with Lender 's professional legal, tax and financial advisers the suitability of making a loan to Payor and believes that making the loan is suitable for Lender 's and its members particular financial situation.

(n)    Lender understands that a sale or transfer of this Note is restricted by applicable federal and state securities laws and the provisions of this Note.

(o)    Lender acknowledges it, its members, affiliates and representatives are aware, and that the United States securities laws prohibit any person who has received from Payor material, non-public information concerning the matters which are the subject of an investment in the Note from purchasing or selling securities of Payor or from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell such securities. Lender, its members, affiliates and  its representatives shall comply with such laws as they relate Payor confidential information and its securities.  Neither Lender nor its manager is aware of any violations of United States securities laws relating purchases and sales of Payor securities by Lender or any of its members or their respective affiliates.

(p)    The foregoing representations and warranties shall survive the execution and delivery of this Note.

12.    Amendment and Waiver.  Except as otherwise expressly provided herein, the provisions of this Note may be amended only by a written instrument signed by both Lender and Payor.  Payor may take any action herein prohibited or omit to perform any act herein required to be performed by Payor, only if Payor has obtained the written consent of Lender.

13.    Cancellation. After all obligations for the payment of money arising under this Note have been paid in full or conversion of this Note has occurred (whichever occurs first), this Note will be promptly surrendered to Payor for cancellation.

14.    Costs of Enforcement. Subject to Section 16 below, Payor agrees to pay, and to indemnify and hold harmless Lender from, against  and for any and all liabilities, obligations, claims, damages, actions, penalties, causes of action, losses, judgments, suits, costs, expenses and disbursements,  including without limitation, reasonable attorneys' fees,  incurred or arising in connection with (i)  a breach of representations and warranties in Section 10 hereof or (ii) the enforcement by Lender of its rights under this Note. Lender and its manager agrees to pay, and to indemnify and hold harmless Payor from, against and for any and all liabilities, obligations, claims, damages, actions, penalties , causes of action, losses, judgments, suits, costs, expenses and disbursements, including without limitation, reasonable attorneys' fees, incurred or arising in connection with a breach of representations and warranties in Section 11 hereof.

15.    Waiver of Presentment, Demand and Dishonor.

(a)    Payor hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Note.

(b)    No failure on the part of Lender to exercise any right or remedy hereunder with respect to Payor, whether before or after the happening of an Event of Default, shall constitute waiver of any such Event of Default or of any other Event of Default by Lender. No failure to accelerate the debt of Payor evidenced hereby by reason of an Event of Default or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter; or shall be deemed to be a novation of this Note or a reinstatement of such debt evidenced hereby or a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right Lender may have, whether by the laws of the state governing this Note, by agreement or otherwise; and Payor hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing.

(c)    Payor does not waive or renounce any rights to the benefits of any statute of l imitations or any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the Bankruptcy Code of 1978, as amended, both as to Payor and as to all of Payer's property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals, and modifications hereof.

16.    Usury. Payor and Lender intend that the obligations evidenced by this Note  conform strictly  to the applicable usury laws from time  to  time  in  force. All agreements between Payor  and  Lender,  whether now existing or hereafter arising and whether oral or written, hereby are expressly limited so that in  no contingency or event whatsoever, whether  by acceleration of  maturity  hereof  or  otherwise, shall  the amount paid or agreed to be paid to Lender, or collected by Lender, by or on behalf of Payor for the use, forbearance or detention of the money to be loaned to Payor hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein of Payor to Lender, or in any other document evidencing, securing or pertaining to such indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury law.  If under any circumstances whatsoever, fulfillment of any provision thereof or any other document. at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if under any circumstances Lender ever shall receive from or  on behalf of Payor an amount deemed interest, by applicable law, which would exceed the highest lawful rate such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of Payor 's principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Payor or to any other person making such payment on Payor's behalf.

17.    Governing Law. The validity, construction and interpretation of this Note will be governed by and construed in accordance with the internal laws of the State of Colorado.

18.    Conflict of Terms.  If and to the extent that there are any discrepancies between the provisions of this Note and any other document securing or pertaining to the indebtedness evidenced by this Note, the provisions of this Note shall control. The Parties acknowledge that the confidentiality agreement dated February 19, 2015 shall continue to be in full force and effect and be applicable to the Parties hereto.

19.    Notice.  For the purpose of this Note, notices and all other communications provided for in this Note shall be in writing and shall be given to:

If Payor:             Clean Coal Technologies, Inc.
295 Madison Avenue, 12th Floor
New York, New York 10017
Attention: Robin Eves, President and Chief Executive Officer
Facsimile:

with a copy to: Squire Patton Boggs (US) LLP
2550 M Street,  NW
Washington DC, 20037
Facsimile: (202) 457-6315
Attention: Jonathan Pavony

If to Lender:     CCTC Acquisition Partners LLC
c/o Black Diamond Financial Group LLC
1610 Wynkoop Street, Suite 400
Denver CO 80202
Attn:   Patrick Imeson

with a copy to: Carver Schwarz McNab Kam per & Forbes, LLC
1600 Stout Street
Hudsons Bay Centre
Suite 1700
Denver, Colorado 80202
Telephone (303) 893-1825
Fax number (303) 893-1829
Attention: Chris Kamper, Esq.

Either Party may change its address by providing notice to the other Party in accordance herewith. Each such notice or other communication shall be effective (i) if given by prepaid overnight courier, upon receipt, or (ii) if given by United States mail, postage prepaid, return receipt requested, the later of actual receipt or three (3) business days after deposit with the United States postal service: provided that notice of change of address shall be effective only upon actual receipt.

20.    Assignment.  Absent the prior written consent of the other party hereto, this Note shall not be assignable by Payor or Lender.

[Signature Page Follows]

IN WITNESS WHEREOF, Payor has executed and delivered this Promissory Note on the date first above written.

CLEAN COAL TECHNOLOGIES INC.

/s/ Robin Eves
By: Robin Eves
Title: Chief Executive Officer

Lender has agreed to the terms of this Note on this 12th day of May 2015.

CCTC ACQUISITION PARTNERS LLC

/s/ Patrick Imeson
By: Patrick Imeson
Title: Manager